Adept Technology / Samsung Electronics

                   Original Equipment Manufacturing Agreement

                                      For
                 Mechanical Wafer and LCD Transfer Manipulators






                                  CONFIDENTIAL


**** - Indicates confidential information that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                 OEM Agreement
                                    Between
          Production Engineering Center, Samsung Electronics Co., Ltd.
                                      And
                             Adept Technology, Inc.

This OEM Agreement (the "Agreement") sets forth the terms and conditions of a relationship between the Production Engineering Center (PEC) of Samsung Electronics Co., Ltd. and Adept Technology, Inc. and is made as of the day of July 16, 1998 (the "Effective Date").

The nature of this Agreement includes the exclusive worldwide sale of Samsung wafer transfer and LCD transfer robots under Adept Technology, Inc., label while precluding Adept Technology, Inc., from working with other robot suppliers in the sale of this class of robots.

The validity of this Agreement is subject to both parties, PEC and Adept Technology, Inc., reaching agreement in the following areas within 120 days of signing this Agreement.

-    Final Pricing and Order Quantities

-    Equipment Specifications and Pricing

-    Initial Supplier Quality Audit Acceptance

- Acceptable Robot / Controller System Performance Evaluation by Adept Technology, Inc.

-    Appendices

     1.  Product Specification

     2.  Price Schedule

     3.  Spares Pricing Schedule

     4.  Quality Planning & Test Data Requirements

     5.  Robot System Qualification Testing

The above appendices and any other contractual issues will be finalized within 120 days of signing of this Agreement.


Samsung Electronics Co., Ltd.                 Adept Technology, Inc.
416 Maetan-3 Dong, Paldal-Gu, Suwon City      150 Rose Orchard Way
Kyungki-Do, Korea (zip 441-742)               San Jose, CA 95134


Executed: /s/ Dr. Sung Kwun KIM               Executed: /s/ Charlie Duncheon
          ------------------------------                ------------------------
Officer:  Dr. Sung Kwun KIM                   Officer:  Charlie Duncheon
Title:    Senior Vice President               Title:    Senior Vice President,
          & General Manager                             Sales & Marketing
          Production Engineering Center       On:       July 16, 1998
On:       July 16, 1998

                                              Executed: /s/ Marcy Alstott
                                                        ------------------------
                                              Officer:  Marcy Alstott
                                              Title:    Vice President,
                                                        Operations
                                              On:       July 16, 1998

                                                                         Page ii


                         Adept / Samsung OEM Agreement

                               TABLE OF CONTENTS

Paragraph       Major Topics
                ------------

1    Purpose and Scope of Relationship

2    Product Specifications and Technical Information

3    Pricing and Payment

4    Purchase Orders, Delivery Scheduling, Lead Times and Forecasts

5    Warranty

6    Arm Parts, Repair Service, and Maintenance

7    Product Change Management

8    Obsolescence

9    Documentation

10   Inspection and Testing

11   Indemnity

12   Product and Business Confidentiality

13   Technical Communications

14   Assignments and Delegations

15   Term and Termination

16   Force Majeure

17   Applicable Law, Jurisdiction and Venue, and Attorney's Fees

18   Exclusivity

19   Non-Competition

20   Miscellaneous

21   Entire Agreement
Contract Execution by Both Parties

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                                                                        Page iii
                         Adept / Samsung OEM Agreement

                                   APPENDICES

o Products Specifications                              Appendix 1
o Price Schedule                                       Appendix 2
o Spares Pricing Schedule                              Appendix 3
o Quality Planning and Data Requirements               Appendix 4
o Robot System Qualifications Test Specification       Appendix 5

Adept / Samsung                                                           Page 1


                                Adept / Samsung
                   Original Equipment Manufacturing Agreement
--------------------------------------------------------------------------------

This agreement by and between ADEPT TECHNOLOGY, INC. (hereinafter referred to as "ADEPT") and SAMSUNG ELECTRONICS, CO., Ltd (hereinafter referred to as "SAMSUNG") is entered into for the purpose of providing OEM sales of SAMSUNG robot manipulators to ADEPT. ADEPT and SAMSUNG agree that the following provisions shall govern the OEM relationship between ADEPT and SAMSUNG.

1.       Purpose and Scope of Relationship

1.1 ADEPT will purchase and SAMSUNG shall provide Mechanical Wafer and LCD Transfer Manipulator product, SAMSUNG model WTR and LTR series, hereinafter referred to as "ARM", for incorporating with ADEPT hardware and software controls to provide an extension to ADEPT's product lines.

         ADEPT   shall   market   the  ARMs   under  its  own  trade   name  and
         responsibilities except for any industrial rights associated with the designs of the ARMs.

1.2 SAMSUNG is engaged in the design, manufacturing and sales of various automation equipment and products including industrial robots in Korea and elsewhere throughout the world, and desires to expand its sales of robotics products.

1.3 Both parties desire to expand the market demand for their products through the business relationship established by this agreement.

2.       Product Specifications and Technical Information

2.1      Product Specification

         SAMSUNG  will sell to ADEPT ARMs and its  maintenance  and spare  parts
         (hereinafter referred to as "PARTS") which accept ADEPT's servo amplifier signal and meet the product specifications contained in ADEPT's Product Specification. Refer to Appendix #1. If changes are required to the product specifications referenced in this agreement during the course of the business relationship, both parties must formally approve the requirements and changes to be made before they are incorporated into the ARM sold to ADEPT. Further, both parties agree to provide a minimum of 90 days written notification prior to the target shipping date of any proposed changes. Any earlier shipping date may be arranged or determined if reasonable and agreed upon. Any proposal of a significant nature

                                  CONFIDENTIAL

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Adept / Samsung                                                           Page 2


         (for example, changes in scope of specifications, molds and die sets being used for production, and/or other performance of the ARMs) must have a minimum of 180 days notification in writing prior to the target shipping date. All notifications of product specification changes, or other contractual changes, shall be directed to ADEPT's Purchasing organization. SAMSUNG guarantees that all products sold to ADEPT will meet the most current effective revision of product specifications approved by both parties. All changes to product specifications must conform to the Product Change Management Section herein. For further Product Specification information, refer to attached Appendix #1.

2.2      Technical Support

         In order to support ADEPT's direct market responsibility, SAMSUNG will make available capable technical support personnel at ADEPT's request for any problem with the ARMs not resolved, by ADEPT engineering or customer Service or Sales Application support. The SAMSUNG technical support must have adequate English speaking and writing skills or SAMSUNG must supply the necessary interpreter on a timely basis. The technical support must be available during SAMSUNG's factory's normal working hours and be available for emergency situations for off factory hours given a critical or emergency situation in ADEPT's judgment. Such technical support shall be limited and conducted at SAMSUNG's facility in Korea. There will be no charge for this technical support service. SAMSUNG will maintain 24 hour 7 days phone coverage, inclusive of holidays and weekends, so as to be able to respond to emergency request. Emergency requests will be clearly identified as being "Emergency". At the time of SAMSUNG's off-working hours or holidays, any initial emergency inquiry from ADEPT to SAMSUNG shall be via ADEPT-Korea who will notify SAMSUNG. It is expected that emergency communications will be a rare situation.

2.3      Color and Logo Plate Specification

         The ARMs sold to ADEPT shall be painted to ADEPT's color specification and color paint chip provided to SAMSUNG. Adhesive logo plates shall be supplied by ADEPT to SAMSUNG and such logo plates shall be fitted by SAMSUNG prior to shipment, per the ADEPT provided Logo Specification. SAMSUNG shall provide and install ARM product number plates with ADEPT's name, product name, serial number, and date of production.

3.       Pricing and Payment

3.1.     Pricing

                                  CONFIDENTIAL
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Adept / Samsung                                                           Page 3


         The prices applicable to the ARMs and maintenance PARTs purchased under this agreement shall be set forth in the attached Price Schedule and Spare Parts Price Schedule. Refer to Appendices #2 and #3. ADEPT and SAMSUNG shall finalize the pricing within ninety (90) calendar days of the execution of this Agreement. Pricing shall be firm in US $ Dollars, for a period of twelve (12) months from the date of the first customer shipment by ADEPT. After the initial term of the agreement, pricing shall be negotiated annually. Prior pre-agreed prices shall automatically continue into the future unless either party formally contests in writing. Negotiated prices stated in the Price Schedule and Spare Parts Price Schedule shall reflect the base unit price of the applicable ARM and/or PARTS, without the inclusion of shipping, tariff or other ancillary costs required to deliver product per ADEPT's purchase orders. SAMSUNG shall invoice each shipment for the product quantities shipped times the applicable Price Schedule or Spare Parts Price Schedule unit price, plus actual freight charges and applicable tariff duties, FOB Korea, as authorized by the corresponding ADEPT purchase order. The trade terms under this agreement shall be governed and interpreted by and under the provisions of latest International commercial Terms (INCOTERMS).

3.2      Payment Terms

         The payment for each shipment shall be wire transferred to SAMSUNG in US $ Dollars 45 days after the Bill of Landing (B/L) date.

3.3      Price Schedule Changes

3.3.1 Proposed changes in prices after the initial 18 month term must be formally communicated to ADEPT in San Jose, California at least 90 days before the effective date of the change. ADEPT must agree to any changes to the price schedule in writing prior to the effective date. A release against the new price schedule shall be applicable to all shipments after effective date of new price schedule

3.3.2 ADEPT shall maintain and modify, with approved changes as needed, the Price Schedule and Spare Parts Price Schedule, Appendices #1 and #2. With each price change, ADEPT will forward a copy of the revised price appendix to SAMSUNG.

3.4      Price / Cost Reductions

3.4.1 ADEPT and SAMSUNG agree that in order to remain competitive in the market place for the ARM product line, continual cost reductions need to be developed to reduce the overall price of the ARMs. SAMSUNG shall work with its suppliers and

                                  CONFIDENTIAL

Adept / Samsung                                                           Page 4


         manufacturing technology to lower the cost of manufacturing of the ARMs. ADEPT agrees to assist, to the reasonable extent possible, by working with SAMSUNG's technical staff to develop value engineering opportunities to facilitate cost reductions in materials and manufacturing. Resulting cost reduction efforts shall be reviewed by ADEPT and SAMSUNG every six (6) months with contractual pricing adjusted accordingly.

3.4.2 Both parties agree, on a case-by-case basis, to accept lower pricing of the ARMs to gain resulting incremental business

4.       Purchase Orders, Delivery Scheduling, Lead Times and Forecasts

4.1      Lead Times

         SAMSUNG shall guarantee a lead time of sixty (60) calendar days or less for delivery of the ARMs. SAMSUNG will make its best effort to reduce lead times for particular orders where ADEPT's ability to make a sale is based on quick delivery. Delivery is defined as the Bill of Lading date.

4.2      Anticipated Ordering Level

         Purchase of the ARMs shall be for a minimum of one (1) unit per order. ADEPT anticipates taking delivery of 400 units as a minimum over the initial 18 months and 400 units as minimum for each consecutive 12 months period thereafter. At some point, an End of Life situation will be encountered when the anticipated minimum per year requirement cannot be satisfied.

4.3      Purchase Order

         Only actual signed ADEPT Purchase Orders shall be considered as the purchasing commitment. SAMSUNG shall promptly acknowledge within 48 hours in writing via fax, all purchase order exclusive of weekends and Korean holidays. In the event of conflict between the individual purchase order terms and conditions of this agreement, the provisions of this agreement will prevail.

4.4      Forecast and Order Release

         By the end of each month, ADEPT will provide SAMSUNG via fax the following information.

4.4.1 A monthly forecast will be supplied by ADEPT's Purchasing organization and will be updated with every master forecast change. Purchase order commitments will then be issued by ADEPT and SAMSUNG will acknowledge scheduled ship dates accordingly. SAMSUNG shall be expected to have supplier support and

                                  CONFIDENTIAL
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Adept / Samsung                                                           Page 5


         production capacity flexibility to be able to successfully respond to potential ADEPT customer upswing's in demand up to thirty percent (30%) within 30 calendar days.

4.4.2 The forecasts and revised forecasts provided to SAMSUNG by ADEPT will be ADEPT's best efforts to estimate market demand, thus shall not be a binding obligation to place orders for ARMs.

4.5      Shipment/Delivery Schedule

         ADEPT plans in the future to instruct SAMSUNG to drop ship its ARMs and PARTS from SAMSUNG factory direct to ADEPT customers. SAMSUNG will provide confirmation in writing within 24 to 48 hours of shipment and information (e.g. actual ship dates, ship carrier, shipper's way bill number) necessary to confirm and track the progress of the shipment by FAX transmission. SAMSUNG will invoice ADEPT for the ARM shipping and related costs to drop ship the ARM and controller to ADEPT's customer. All customer billing will be by ADEPT to ADEPT's customer base.

         An official  interface  and designee  will be identified at SAMSUNG and
         ADEPT,   (with  telephone,   fax,  and  mail  addresses)  for  official
         communications between SAMSUNG and ADEPT.

4.5.1 All direct customer shipments shall be made by means of a weekly delivery schedule supplied by ADEPT's Purchasing organization by FAX (Ref.4.4.1).

4.5.2 Shipment can also be made to ADEPT's factory via a weekly KanBan system. The quantity due to ship will be supplied by ADEPT's Purchasing organization via fax.

4.5.3 SAMSUNG shall not deliver items in advance of ADEPT required delivery dates without prior approval. If earlier deliveries are made, ADEPT may elect to return the items at SAMSUNG's expense or hold the units and delay payment for a corresponding period of time.

4.5.4 SAMSUNG shall deliver the ordered ARMs or PARTS to ADEPT or its customers directly by the best method of transportation from Korea to destination. The method shall be defined by SAMSUNG with ADEPT's approval. In the event that the shipping destination and/or the method of transportation changes from the original Purchase Order, ADEPT will advise SAMSUNG, at least 15 working days prior to scheduled shipping date, the revised method of transportation and/or the destination of shipment.

                                  CONFIDENTIAL
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Adept / Samsung                                                           Page 6


4.5.5 This agreement does not authorize SAMSUNG to deliver any items. SAMSUNG will be authorized to deliver and ADEPT will be obligated to take receipt of only those items which are scheduled for delivery on open authorized purchase orders issued by ADEPT's Purchasing organization.

5.       Warranty

         The warranty assumes that "normal use" occurs and the equipment is maintained to specification, less reasonable use and wear and tear for the application intended.

5.1      Product Warranty

         SAMSUNG warrants that the products sold to ADEPT under this agreement will conform, to the then current specifications published for the ARM for a period of eighteen (18) months after the Bill of Lading date of ADEPT to its customers. In the event ADEPT requests a drop shipment direct to one of its customers, the warranty period of eighteen (18) months will begin starting with SAMSUNG's Bill of Lading date to that customer. Product specifications will be negotiated between ADEPT and SAMSUNG and will become a formal addendum to this agreement. Products will also be warranted against any defect (including "latent defects") in workmanship and material during the warranty period.

5.2      Warranty Obligation

         SAMSUNG's warranty obligation will be to ship at no charge to ADEPT and exchange replacement within two (2) working days for any field replacement part or subassembly found to be defective by ADEPT during the warranty period. ADEPT will return or scrap defective parts and or subassemblies at SAMSUNG's direction. SAMSUNG will pay the cost of transportation in both directions for the defective parts.

5.3      Defects

         ADEPT and SAMSUNG will specify the standard time to replace each PART listed in the Spare Parts List, in Appendix #3, to the extent the defects are substantial. Substantial shall be defined as "over 10% of the units shipped in the prior three months or require more than four man hours per unit to replace". In such cases, ADEPT may, at its option, return the entire ARM, subassembly or parts to SAMSUNG for repair or replacement at SAMSUNG's expense including transportation both ways.

5.4      Training

                                  CONFIDENTIAL
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Adept / Samsung                                                           Page 7


         SAMSUNG will provide maintenance and repair training to ADEPT personnel, and any third party people who ADEPT contracts with, to service the ARMs, at SAMSUNG's factory in Korea. ADEPT shall send at least one of its Field Service engineers to SAMSUNG's factory to receive training for 5 working days at ADEPT expense. If the training is held at ADEPT, ADEPT shall reimburse SAMSUNG for the expense of transportation, room and board in US $ Dollars per day. An initial training course shall be scheduled at the conclusion of this agreement. A training course may be performed once per year on a date to be mutually agreed upon.

5.5      Dead on Arrival  (DOA) and Infant  Mortality  Performance  and Warranty
         Coverage

         ARM PARTS and replacement PARTS that are DOA or have infant morality rates over an 18 month period should be less than 0.1% except for abnormal transportation damage. Packaging must be able to withstand normal industry shipping (air, ship, rail, and truck) requirements for vibration, shock, temperature and humidity. If DOA and infant mortality rates > 0.1 %, ADEPT will obtain labor expense at cost (includes labor, travel and per diem expenses) from SAMSUNG. A notification of DOA in writing must reach SAMSUNG within twenty (20) working days after the date of installation at the customer's site, regardless of whether shipped from ADEPT or drop shipped from SAMSUNG to an ADEPT customer. ADEPT shall advise SAMSUNG of the metrics used in measuring DOA and infant mortality performance.

5.6      Replacement  PARTS,  Re-manufactured,  and Repaired  Replacement  PARTS
         Warranty.

         All replacement, re-manufactured and repaired parts within the warranty period shall have the same life expectancy as a new part. All replacement parts, re-manufactured and repaired out of warranty shall have a 12 months warranty.

6.       ARM PARTS, Repair Service, and Maintenance

6.1      General Spare Replacement PARTS

         All PARTS required for the ARMs sold to ADEPT shall be listed in the Spares Parts Pricing Schedule. Refer to Appendix #3. All spares must be fully tested and run in to demonstrate compliance with the applicable Product, Test and Quality Specifications provided by ADEPT.

6.2      Spare Parts Inventory to Respond to Customer Needs

         ADEPT agrees to maintain a minimum set of key spare parts recommended by SAMSUNG, however, SAMSUNG agrees to maintain a level of stock of spare and

                                  CONFIDENTIAL
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Adept / Samsung                                                           Page 8


         replacement parts which will allow it to ship emergency replacements of any part within two (2) working days of notification via FAX. Notification by ADEPT for emergency parts shipment orders may be made via FAX, telephone, or E:Mail. Emergency shipments will be via air freight. ADEPT will define in the fax to whom and where to ship the part(s). ADEPT will make best efforts to advise and encourage their customers to maintain an adequate level of replacement parts (spares) to support their installed base of ADEPT equipment.

6.3      Part Revision Control

6.3.1 SAMSUNG agrees to maintain records of the revision levels for all parts and relate the part revision level to the serial number of each ARM it shipped to ADEPT. These records are to be sent monthly to ADEPT with the latest updates.

6.3.2 SAMSUNG shall also keep ADEPT informed at all times of cases where the most current revisions of any part cannot be used to replace a prior revision level of the same part. When these cases exist, SAMSUNG will stock sufficient quantities of prior revision level parts to meet any future repair requirements for products in the field. Both parties shall discuss the update of prior revision spare parts in ADEPT inventory shall be returned to SAMSUNG upon agreement.

6.4      Re-manufactured PARTS Usage

6.4.1 Only new parts can be employed in new products and new spares. Re-manufactured or used parts can not be used for new product and spare sales. SAMSUNG may use either new or re-manufactured parts to replace warranty or out-of warranty returns.

6.4.2 Re-manufactured parts can be used instead of repairing a returned part for repair unless the customer's order explicitly forbids such.

6.4.3 For this latter case, the customer's specific part returned for repair must be repaired and returned to the same customer in question if the part returned is judged by SAMSUNG as repairable within:

         Type of Part                                  Calendar Days
         ------------                                  -------------

         Directly repairable in SAMSUNG's factory        15 days
         Repairable by a supplier to SAMSUNG             40 days

6.4.4 SAMSUNG shall segregate all reworked or used parts or products from the inventory of parts sold to ADEPT for new product or spare parts sales.

6.5      Spare Part Packaging

                                  CONFIDENTIAL
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Adept / Samsung                                                           Page 9


         All products and spare parts will be individually packaged and in a manner to prevent any shipping damage and allow safe storage and handling of the individual parts in the unopened package. All products and spare or replacement parts must have exterior markings in English which clearly show quantity, ADEPT's part number, revision level, and whether the spare part is "new" or "used" (usable only for warranty and non-warranty replacement).

6.6      Packaging Labeling

         SAMSUNG will create packaging having external labeling that conforms to trade mark and marketing identification requirements established by ADEPT. This is particularly important given the future plan (date to be established) to ship direct from SAMSUNG factory to ADEPT's customers.

6.7      Refurbishment of Used ARMs.

         ADEPT shall have the exclusive right of purchase and sale of used and refurbished ARMs originally manufactured by SAMSUNG under contract to ADEPT. At the request of ADEPT, SAMSUNG will provide refurbishment servicing of used ARMs for ADEPT.

7.0      Product Change Management

7.1      Configuration Control

         SAMSUNG will formally notify ADEPT in writing and obtain ADEPT's approval of any design change involving form, fit or function for mechanical, electrical, and their spare PARTS. ADEPT will respond to the change request within 30 days.

7.2      Product Changes

         If for any reason compatibility is not possible, the impact to ADEPT's customer base must be assessed and discussed with ADEPT. ADEPT will expect that all spares will be upgraded within six (6) months through a recycle program and all other PARTS will be upgraded and/or replaced upon failure. These changes will be made at SAMSUNG's or ADEPT's cost to be determined and agreed upon by both companies

7.3      Configuration Revision Level Compatibility Matrix

         SAMSUNG will supply ADEPT a revision level configuration compatibility matrix to ADEPT's specification covering the ARMs and spare PARTS.

8.       Obsolescence

8.1      Support Service

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Adept / Samsung                                                          Page 10


         For all products sold to ADEPT under this agreement, SAMSUNG agrees to support service and parts replacement for at least seven and 1/2 (7.5) years after SAMSUNG's final ARM production shipment to ADEPT.

8.2 SUMSUNG agrees to obtain ADEPT's concurrence on the obsolescence on any product and/or part covered by this agreement. If concurrence can not be reached, SAMSUNG agrees to maintain either repair service or a new supply of the subject product and/or part for 7.5 years from notification.

9.       Documentation

9.1      Documentation

9.1.1 SAMSUNG will provide manuscript and technical illustrations in fully converted English and Korean for all products sold to ADEPT for incorporation into ADEPT's user and service manuals at no cost. All Documentation shall designate Adept Technology throughout.

9.1.2 Documentation for the ARMs will be provided to ADEPT at least four (4) weeks before the first customer deliverable shipment of ARMs. SAMSUNG grants ADEPT the right to reproduce in part or in total this documentation for sales and service literature and manuals. Documentation will be provided in the form of electronic copy in three and one half inch floppy disk with the format compatible with Windows95, Microsoft Word Office 97 or later, using ADEPT's standard manual format.

9.2 Specific documentation shall include but not be limited to the following:

         A)  Service  manual  for  ARMs  including  mechanical   assemblies  and
         schematics.

         B) Spare parts lists for ARM.

         C) Trouble shooting guide for ARM.

         D) Mechanical and electrical specifications for ARM.

         E) Assembly drawings

         F) User preventive maintenance

10.      Inspection and Testing

10.1     Testing

         SAMSUNG agrees to test all products according to test procedures and specifications contained in ADEPT Product Specification, Appendix 1, and ADEPT Qualifications Test Specification, Appendix 5. Further, as part of the test

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Adept / Samsung                                                          Page 11


         procedure, SAMSUNG agrees to calibrate each unit by mutually agreed upon procedures which will be jointly developed. Calibration and test data developed through the testing process will accompany each unit shipped to ADEPT and will be identified by unit serial number. Any changes to the documented test procedures or specifications referenced above shall have ADEPT's approval before being incorporated into the production process.

         ADEPT will provide SAMSUNG, at no cost to SAMSUNG, at least two (2) units of standard ADEPT controller(s) with servo drives for use in testing the ARMs before packaging and shipment to ADEPT. The intent of this testing is to allow the ARMs to be stocked at ADEPT or drop shipped directly to Adept's customers by SAMSUNG and married with an ADEPT provided controller without further testing. The controllers provided for this purpose shall be returned to ADEPT at the termination of this agreement.

10.2     Inspection

         ADEPT shall inform SAMSUNG of its plan on how to perform the initial inspection of SAMSUNG manufacturing, testing and shipping procedures of the ARMs at SAMSUNG's facility. ADEPT shall have the right to periodically inspect SAMSUNG's production process for products sold to ADEPT at SAMSUNG's facility as mutually agreed upon with reasonable notice before any visit. ADEPT shall retain the right to final test and acceptance of any product before it is shipped from SAMSUNG's facility. Refer to See Appendix #4.

10.3     Quality Data

         SAMSUNG agrees to provide manufacturing quality, manufacturing process and reliability data for the products covered by this agreement per Appendix #4.

10.4     ARM MTBF

         The MTBF specification for the ARM is 60,000 hours. SAMSUNG shall test for all products according to test procedures and specifications contained in the ADEPT product Specification and ADEPT Qualification Test Specifications. SAMSUNG shall accumulate and log all product test hours and failures for the purpose of estimating product MTBF. SAMSUNG will supply cumulative test hours and failure information to ADEPT on a monthly basis. Refer to Appendix #4, Quality Planning and Test Data Requirements.

11.      Indemnity

11.1 SAMSUNG will defend, at its expense, any claim or suit brought against ADEPT,

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Adept / Samsung                                                          Page 12


         or any ADEPT customer using products originally manufactured by SAMSUNG, based on claim that the use of any product delivered constitutes an infringement of a patent, copyright, or any other intellectual property right issued by an country in which ADEPT does business. SAMSUNG will indemnify ADEPT and ADEPT's customers from any costs, damages and fees finally awarded against ADEPT in an action attributable to such a claim, including any legal fees incurred by ADEPT to defend itself. ADEPT will notify SAMSUNG for prior approval for such legal action.

11.2 To the extent that SAMSUNG decides to procure a license for ADEPT or ADEPT's customer to continue use of the product at some cost to SAMSUNG, this cost will not be borne in any way by ADEPT for any product received through the time SAMSUNG notifies ADEPT of this cost and no purchase orders outstanding will be effected by a price increase due to this cost. Additionally, at the time SAMSUNG notifies ADEPT that due to this additional cost future pricing will be increased, ADEPT shall notify SAMSUNG of all outstanding quotes to customers which ADEPT is obligated to and SAMSUNG will agree to not pass this cost on to any product sold under the named outstanding quotes.

12.      Product and Business Confidentiality

         The partnership, product assembly and working relationship between ADEPT and SAMSUNG are mutually considered a special relationship. Information or disclosed knowledge may be considered by either party to be Company Confidential, especially related to potential new products, new or changing product markets and related business actions and conditions. It is expected, as an integral part of the contractual and partnership relationship, that such discussions, or transmitted or otherwise disclosed information, should be treated as strictly Company Confidential between both parties, their employees and applicable suppliers. Neither party shall intentionally or unintentionally discuss, disclose or otherwise transmit any product, product market or other technical or business information with any third party, whether company or individual, including marketing or advertising of its relationship and/or photographs of processes or products, without the specific advance knowledge and written consent of the other party to this Contract.

12.1     Customer List Confidentiality

         Since ADEPT may, at any time, direct drop ship ARMs and spare PARTS products from SAMSUNG's factory to ADEPT's customers; SAMSUNG will learn

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Adept / Samsung                                                          Page 13


         ADEPT's customer base names and key contacts. SAMSUNG will not disclose to any outside party any information about ADEPT's customer base or business. SAMSUNG is prohibited from using such disclosed ADEPT customer base names and key contacts to advertise, promote, sell or market its own products through any verbal or written or other transmitted medium without specific advance written authorization of ADEPT.

12.2     ADEPT Customer Contact and Business Competitive Restrictions

         SAMSUNG agrees not to use this relationship as a means to contact any ADEPT customer without the formal prior written agreement of ADEPT. If the customer relationship had been established by SAMSUNG prior to the execution this business agreement, this restriction will not apply as long as the business is not in direct competition of ADEPT's existing or planned future business relationship with the customer.

12.3     Proprietary Information

12.3.1 Proprietary information will be identified by written notification by either party to the other, prior to disclosure, Each party agrees to treat the other party's Proprietary Information in a manner similar to how it treats its own Proprietary Information during the initial term and any renewal terms of this Agreement and for three (3) years after its expiration or sooner termination, and will not use the Proprietary Information outside people within its company who have a need to know without the other permission.

12.3.2 Obligations to protect the others' Proprietary Information shall not apply to the extent such information; (a) was in the recipient party's lawful and unrestricted possession prior to disclosure by the other party as evidenced by written record; (b) is generally available to the public; (c) has been received lawfully and in good faith by either party, from a third party who did not receive it from the disclosing party; or (d) is independently developed the by the recipient without reference to the proprietary Information and without violation of any confidentially restriction.

12.4    Non-Disclosure

         Neither party will disclose the terms or contents of this Agreement to any third party except as mutually agreed, or as required by statute, regulation, or court order.

12.5    Public Disclosure

         All public disclosure of any terms of our relationship for publicity or business

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

Adept / Samsung                                                          Page 14

         purposes by either company must be reviewed and mutually agreed by ADEPT and SAMSUNG prior to disclosure.

13.      Technical Communications

         Technical discussions related to this Agreement and related products between the ADEPT's and SAMSUNG's engineering, manufacturing and/or quality personnel, are hereby authorized to preclude misunderstandings or misinterpretations. However, all changes in the contractual scope of work, pricing or delivery schedule, materials or data related to this Agreement shall be effective only if mutually agreed by a ADEPT purchase order change order and SAMSUNG order acknowledgment, or a duly executed amendment to this Agreement.

14.      Assignments and Delegations

         This agreement shall be mutually beneficial and be binding upon the parties and their respective successors and assignees. Neither party shall assign or delegate this Agreement or any rights, privileges or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required for any such assignment of delegation by a party which is part of or incident to the sale or other transfer, whether by sale, merger, consolidation, or other corporate reorganization, of all or substantially all of such party's assets and business, so long as the assignees or successor shall be a corporation owning or retaining all or substantially all of such assets and business and shall have assumed all of such party's obligations under this agreement except as the said successors and assignees or their Licenser, license, affiliated company complete with the other party.

15.      Term and Termination

15.1     Initial Term

         The Initial Term of this Agreement shall be twelve (12) month from and after the first production shipment made by ADEPT to its customer. Unless specifically formally contested in writing by either party, this agreement will automatically extend in twelve (12) month increments. This agreement will not extend beyond ten (10) years. Given this agreement is contested by either party, or both parties hereto shall discuss with each other the extension or expiration of this Agreement in good faith six(6) months prior to the above expiration date. If both parties cannot reach agreement, this Agreement will expire on said date.

15.2     Defaults
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Adept / Samsung                                                          Page 15


         If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party must give written notice to the defaulting party and the defaulting party has sixty(60) days to cure the default.

15.3     Compensation

         In the event either party fails to cure any defaults as outlines in paragraph 15.2, the other party shall be due compensation in an amount equal to their actual investment in this program or the profit margins on anticipated sales for the initial term of this agreement, which ever is greater. A maximum amount of compensation will be established.

15.4     Termination

         Termination shall not relieve SAMSUNG of its obligations under section 5,6, or 7 of this Agreement which deal with warranty and service of products sold to ADEPT prior to the termination of this Agreement.

15.5     Manufacturing Agreement

         ADEPT will have all the right to manufacture ARMs if SAMSUNG becomes insolvent (no longer in business) or is no longer manufacturing ARMs. In such a case, ADEPT agrees to pay royalty at a rate mutually agreed upon at later date.

16.      Force Majeure

         Neither party shall be liable for any obligation under this Agreement if fulfillment of any such obligation has been delayed, hindered or prevented by force majeure, including strikes, riots, civil commotion or any circumstances beyond the reasonable control of the parities to this Agreement, provided that the suspension of fulfillment of any obligation under this Agreement shall be limited to the duration necessary for removal of the effects of the force majeure.

17.      Applicable Law, Jurisdiction and Venue, and Attorney's Fees

17.1     Law

         This Agreement shall be governed by and interpreted in accordance with the laws of the England. ADEPT and SAMSUNG will work out a fair settlement between the two parties, If one cannot be reached, it will go to arbitration. This arbitration will be held in the defending company's country in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be binding and conclusive upon the parties hereto.

17.2     Fees

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Adept / Samsung                                                          Page 16


         Reasonable attorney's fees and costs shall be awarded to the prevailing party in the event of arbitration involving the enforcement or interpretation of the Agreement. Such fees and costs shall be decided by the arbitrator(s).

18       Exclusivity

18.1 SAMSUNG agrees that ADEPT will have the exclusive rights to the sale and distribution of the ARMs world wide with exception of Korea and SAMSUNG's factories world wide. SAMSUNG agrees that ADEPT will have the non-exclusive rights to Korea. Confusion to SAMSUNG and ADEPT's customers will be minimized by this relationship.

18.2 ADEPT shall authorize SAMSUNG to sell the ADEPT ARMs as an integrator. Adept will provide normal integrator discounts for any such integrator sales completed by SAMSUNG

18.3 SAMSUNG shall not market and/or sell ADEPT ARMs with SAMSUNG or any other companys' controllers, other than ADEPT's, without advance written approval for each individual order, with the exception of Korea and SAMSUNG factories world wide.

18.4 SAMSUNG will not sell any ARMs or related products to any other robot company with V, V+, VAL II based, or Karel based motion control language, future variants or new generations of these languages created by ADEPT.

18.5 SAMSUNG shall not enter into any other sales and distribution agreement for its Mechanical Wafer and LCD Transfer Manipulator products and related products without specifically providing first offer of refusal to ADEPT and receiving written refusal confirmation.

18.6 SAMSUNG agrees not to sell or sell through a third party spares, replacement parts and repair services or re-manufactured products relative to the products supplied to ADEPT in competition with ADEPT to ADEPT's customers without the written consent of ADEPT.

19.      Non-Competition

19.1 ADEPT shall not during the term of this agreement, manufacture nor sell other manufacturer's ARMs which have specifications and features compatible to SAMSUNG's ARMs related to in this Agreement.

20.      Miscellaneous

20.1 This Agreement and all notices, reports, documentation, or other communications hereinafter shall be in English language, and in all case of any conflict between

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Adept / Samsung                                                          Page 17


         the English version and any translated version of this Agreement or any such communication, the English version still govern.

20.2 Failure of either party to enforce a provision of this Agreement or waiver by either party of a breach of a provision of this Agreement shall not be construed as waiver of a succeeding breach or provision. If any provision is held to be invalid or unenforceable, the invalidity shall not affect the validity of the remaining provisions. The parties may also agree to substitute, for the invalid provision, a valid provision that most closely approximates the intent and economic effect of the invalid provision.

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

Adept / Samsung                                                          Page 18


21.      Entire Agreement

This Agreement constitutes and expresses the entire agreement and understanding between the parties hereto with respect to all the matters herein referred to. All previous discussion, promises, agreements, memoranda, representations, and understanding relative thereto, if any, had between the parties hereto, are herein merged or superseded.




ADEPT TECHNOLOGY, INC                   SAMSUNG ELECTRONICS CO., LTD

Executed: /s/ Charlie Duncheon          Executed: /s/ Sung Kwun KIM
          --------------------------              -----------------------------
Officer:      Charlie Duncheon          Officer:      Dr. Sung Kwun KIM
Title:  Senior Vice President,          Title:  Senior Vice President
        Sales & Marketing                       & General Manager
                                                Production Engineering Center

On:     July 16, 1998                   On:     July 16, 1998


Executed:  /s/ Marcia R. Alstott
           -------------------------
Officer:       Marcy Alstott
Title:  Vice President, Operations

On:     July 16, 1998


                                  CONFIDENTIAL

Adept / Samsung                                                          Page 19


                         Adept / Samsung OEM Agreement

                            Appendices to Agreement
--------------------------------------------------------------------------------

Appendix #1 Products Specifications

AppendIx #2 Price Schedule

Appendix #3 Spare Parts Price Schedule

Appendix #4 Quality Planning & Test Data Requirements

Appendix #5 Robot System Qualification Test Specification


                        To Be Finalized by Both Parties
                                      and
                         Provided Under Separate cover


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

Adept / Samsung                                                          Page 20

                         Adept / Samsung OEM Agreement

                          Contract Appendices Approval

         Appendices

         1. Product Specification

         2. Price Schedule

         3. Spares Pricing Schedule

         4. Quality Planning & Test Data Requirements

         5. Robot System Manufacturing Process Flow

         The above appendices 1,2,4 and 5 are hereby approved and incorporated into the Adept/Samsung Contract, executed July 7, 1998, in their entirety.


ADEPT TECHNOLOGY, INC                     SAMSUNG ELECTRONICS CO., LTD

Executed: /s/ Marcia R. Alstott           Executed: /s/ Sungkwun Kim
          ---------------------                     -------------------

Officer: Marcy Alstott                    Officer: Dr. Sungkwun KIM

Title: Vice President                     Title: Senior Vice President
       Operations                                & General Manager
                                                 Production Engineering Center

On: Feb. 26, 1999                         On: Feb. 26, 1999
    ---------------------------               -------------------------


                                  CONFIDENTIAL

                         Adept / Samsung OEM Agreement

                                  Appendix #1

                           WTR Product Specifications


                                      ****

                         Adept / Samsung OEM Agreement

                                  Appendix #1

                           LTR Product Specifications


                                      ****

Adept / Samsung                                                          Page 21

                         Adept / Samsung OEM Agreement

                                  Appendix #2

                                 Price Schedule

Prices are hereby established for each model *

--------------------------------------------------------------------------------
          Model     Unit Price ($US)

          ****          ****

--------------------------------------------------------------------------------

                                    Table 1

*  With Mutually Agreed Conditions as stated below

A. "Must Level" Changes shall be implemented and incorporated by Samsung into each applicable robot Model after the mutually agreed effective date of the change, at no additional cost to Adept.

B. Absolute Encoders shall be incorporated into and supplied by Samsung with the each of the above Robot Models at no additional cost to Adept.

C. Arm Power Cables and Arm Signal Cables,  manufactured to Adept specifications
   (TBD) with an Robot Signal Card (RSC) provided, shall be included and supplied by Samsung with each of the above Robot Models at no additional cost to Adept.

D. Samsung shall reduce the billable unit price, from the initial agreement, by ten percent by (10%), for single and double WTR Robots. For single WTR robots this cost reduction shall occur after a total of **** units, in any combination of single WTR Robots, have been shipped under this contract. For the double WTR Robot this cost reduction shall occur after a total of **** units, in any combination of double WTR Robots, have been shipped under this contract.

E. As special competitive market situations occur for potentially large quantities of single or mixed Robot Models, requiring aggressive pricing, Samsung will make every effort in the spirit of this partnership contract, to cooperate and in turn make deep discounts available to Adept to improve the negotiating position and opportunity to capture the resulting customer contract. (Refer to Contract paragraph 3.4.2)

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Adept / Samsung                                                          Page 22

                         Adept / Samsung OEM Agreement

                                  Appendix #2

                                 Price Schedule

F. Samsung shall discount any and all orders of **** or more of the above Robot Models, whether single or mixed model lots, by ten percent (10%), to improve the capture rate for large customer orders.

G. Samsung shall provide Certified CE Marking for all of the above Robot Models, effective July 1, 1999, or as mutually agreed in writing.


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Adept / Samsung                                                          Page 23

                         Adept / Samsung OEM Agreement

                                  Appendix #3

                           Spare Parts Price Schedule



                        To Be Finalized by Both Parties

                                      and

                         Provided Under Separate Cover


                                  CONFIDENTIAL

Adept / Samsung                                                          Page 24

                         Adept / Samsung OEM Agreement

                                  Appendix #4

                             Adept Quality Planning

This Appendix covers the Quality Guideline to be employed by Samsung for the assembly and test of the Samsung robot product

  1  Build  and  test

      1.1 Manufacturing product and process development.

         1.1.1 Product performance specifications and procedures shall define the acceptance criteria for each assembly and/or sub assembly.

         1.1.2 Manufacturing    instructions   or   other   forms   of   process
               documentation shall define the specific detail assembly step sequences and required tooling.

         1.1.3 Manufacturing and test documents shall contain the required QC self and sequential checks to be performed prior to releasing the sub assembly to the next station.

         1.1.4 Process standards for workmanship shall be used by Samsung in the manufacturing and test of the Samsung robot product. All process specifications shall be written documents. Each assigned a part or process number and maintained under engineering control.

     1.2     Evidence of build and test.

         1.2.1 Each arm built shall exhibit evidence of build and test acceptance by the appropriate operator. This acceptance can include acceptance stamps on the product itself or as approval signatures on product certification documentation that travels with the product during assembly and test.

     1.3  Operator  and  process certification

         1.3.1 Zero tolerance for Defects. No acceptable defect level.

         1.3.2 Adept autotest is the platform to be used for functional test of the Samsung robot product. Products that indicate test failure shall NOT be accepted by Samsung and shipped to Adept without the express and written approval from Adept Purchasing.

         1.3.3 Operators and technicians shall be fully trained in the specifics of the manufacturing/test instructions and process requirements.


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Adept / Samsung                                                          Page 25

         1.3.4 Operators shall be certified as being capable of performing the required tasks.

         1.3.5 Station output must be certified as complete by the station operator prior to moving to the next build or test station. Certification includes evidence of acceptance stamp on material or signed acceptance by the process operator.

         1.3.6 Units without the written evidence of acceptance shall NOT be accepted at the next assembly or test station.

 2 QC Inspection points

   All QC check steps used to verify quality performance are to be fully integrated and documented within the manufacturing and test process. This includes:

       2.1 Electrical or functional QC tests

         2.1.1 Any tests required during assembly to verify conformance to performance or other standards.

         2.1.2 Functional   tests  as  required   and  defined  by  the  Adept's
               applicable test process  document.

         2.1.3 Hipot or other electrical tests as required by the process documentation.

       2.2  Visual inspection

         2.2.1 Self-inspection: Every process will include inspection checks of critical steps and parameters by the person performing the task.

         2.2.2 Sequential inspection: Sequential inspection is employed to cross verify the quality of an employee or work team. The immediate down stream process will perform a check (sample or 100% depending upon the process) of the quality of the upstream process. The down stream process will not proceed until the product is accepted.

         2.2.3 Out of Box QC visual audit: The out of box QC visual audit is a 100% non functional inspection performed prior to shipment. This inspection shall be cover:

         2.2.3.1  Product  built  in  compliance  to   manufacturing   and  test
                  documentation   and   includes  the   appropriate   acceptance
                  checklists and other evidence of acceptance.


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Adept/ Samsung                                                           Page 26

         2.2.3.2  Product   cosmetic   workmanship,   packaging   and   labeling
                  compliance.

         2.2.3.3 This Inspection or audit shall be performed by a 3rd party inspection or audit function.

 3 Quality control information

       3.1     Quality defect measurement shall be accomplished in two ways:

         3.1.1 Real time quality measurement

               3.1.1.1 Pareto charts of defects

               3.1.1.2 Product test performance charts

         This activity is used to prevent defects. Trend charts and SPC charts with defined limits shall be used during the product test to monitor key assembly and performance variables.

         3.1.2 Historical quality performance measurement

               3.1.2.1 Defect tracking

               3.1.2.2 Yield run charts

         This activity is designed to collect data over time. All defects are to be documented and entered into a database for performance measurement reports. This data will form the backbone for quality and yield improvement and corrective action.

    3.2 Quality Information reports shall be distributed as follows:

         3.2.1 Monthly Pareto failures

         3.2.2 Time to fail

         3.2.3 Product yield

         3.2.4 Open corrective actions.

    3.3  FTP site data transmission

         3.3.1 Robot Signature Card (RSC) and functional test data shall be uploaded to the FTP site prior to shipment of the arm to Adept.

 4 Supplier Quality certification

   All suppliers are held responsible for the quality of the materials supplied to Adept. Within this policy, the following specifics apply

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Adept / Samsung                                                          Page 27

     4.1 Supplier qualification

         Production suppliers shall be approved and in current use. New supplier candidates shall be formally approved for production prior to use.

    4.2  Evidence of Acceptance

         All custom cables shall have evidence of test documented on each of the individual cables. Multiple test requirements (Hipot, continuity etc.) requires multiple test stamps.

         All motors or other OEM products shall have evidence of test stamped on each Item. Multiple tests require multiple test stamps.

 5 Closed loop corrective action

   Internal and supplier caused defects shall be documented and processed using a closed loop corrective action system. This system is required to define the problem, responsible department, action required and expected completion date. The action is to remain labeled as open and unresolved until adequate root cause corrective action is implemented.

      5.1 Corrective Action Report (CAR) Assignments

         All CAR's will be received and reviewed by the work area manager or supervisor. CAR assignments shall be made per the following options:

         5.1.1 Improvement team

         5.1.2 Area manager/Supervisor assignment

      5.2  CAR closeouts

         All CAR's shall be closed out in writing with the appropriate improvement team or area manager signature of completion.

 6 Continuous Improvement activities

   6.1 Improvement teams will be identified covering all key areas of the manufacturing and test process. The area manager is responsible for coordinating this team activity.

   6.2 Improvement teams and the area supervisor will be accountable for establishing corrective actions for workmanship type quality problems.



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Adept / Samsung                                                          Page 28

                         Adept / Samsung OEM Agreement
                                  Appendix #5
                     Robot System Manufacturing Process Flow

--------------------------------------------------------------------------------
                           Samsung LTR and WTR Robots
--------------------------------------------------------------------------------

                                December 1, 1998

This document provides a flowchart and definitions of the manufacturing process to be employed between Adept Technology and Samsung in the production of LTR and WTR robotic systems. This is based upon the best information available when published. This document is subject to changes as required to assure a efficient, controlled, and quality process.

The process flowchart provides a high level view of the manufacturing steps. These steps can be broken into three main areas: Adept actions, Samsung Actions, and Test process flow. The legend on the right provides a guide to identifying each flow box

A definition is provided for each process flow step in order for the reader to have a better understanding of the process flow. In a similar manner a test process summary is provided in the last section.

[GRAPHIC GOES HERE]


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Adept / Samsung                                                          Page 29

                               PROCESS FLOWCHART


                               [GRAPHIC GOES HERE]






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Adept/ Samsung                                                           Page 30

Flowchart step definitions:


[GRAPHIC]

Forecast of demand shall be for a time horizon of at least six months. There shall be no limitation upon forecast changes beyond the sixty day time fence of the delivery. Samsung is expected to respond to increases in demand of up to 30 percent between the sixty day and the thirty day time fence of the delivery.

[GRAPHIC]

Only purchase orders shall be considered as commitment to receive product. Actual delivery of product to Adept shall be based upon the terms of the purchase order. Adept shall be liable to accept all committed purchase orders or a quantity equal to four weeks of demand.

[GRAPHIC]

The Robot Signature Card (RSC) is a Adept designed interface between the robot and the Adept Controller. In order to meet customer expectation and engineering requirements an RSC PCA may need to be included in the product. If required, it is recommended, for logistical reasons, that Samsung produce the RSC PCA, based upon an Adept supplied design package. An alternative is to have Adept supply complete RSC PCAs to Samsung for installation into the robots.

[GRAPHIC]

Build capacity must be maintained at a level to meet the sixty day time fence forecast plus an additional 30 percent to plan for increased demand and exceptions. Quality checklists and other in process documents shall be available upon request for Adept to review. All completed product shall be identified by a serial number label containing the Adept Technology company name, the name or product type, and the Adept serial number of the robot.

[GRAPHIC]

Robot test shall be conducted in accordance with Adept Test Instructions using Adept supplied controller systems and Adept supplied test software (Autotest). All robots must pass all test requirements. No product shall be accepted for shipment without proof of acceptance.

[GRAPHIC]

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Adept / Samsung                                                          Page 31

At completion of testing Samsung shall provide, via the Internet F1owchart step definitions (continued):

all requested test data to Adept for review and product acceptance. No product shall be authorized by Adept for shipment without receipt of the test data in San Jose.



[GRAPHIC]

Product acceptance is based upon Adept receipt and review of robot test data. Adept must receive all requested test files and confirm satisfactory completion of all test requirements.

[GRAPHIC]

Upon satisfactory review of the test data Adept shall provide Samsung an acceptance for each robot. Samsung is not authorized to ship any product without receipt of this acceptance from Adept.

[GRAPHIC]

Samsung Is expected to maintain a shipment kanban of two weeks of forecasted demand or a minimum of two units for each product configuration which is desired by Adept. Adept is liable for the authorized quantity which is maintained in the kanban. All product in the kanban shall be fully tested with Adept test acceptance.

[GRAPHIC]

Samsung shall ship robots to Adept in accordance with advice provided in the purchase order. All product containers shall be identified with the Adept Technology company name, Adept product part number, and the serial number of the robot.

[GRAPHIC]

Adept may desire to ship product directly to Pacific Rim customers in order to avoid the cost and time required to ship the product through San Jose. Adept shall advise Samsung on an order by order basis of the requirement to "drop ship" any system directly to a customer.

[GRAPHIC]

Given the decision to drop ship a system directly to a customer Adept shall ship a fully tested controller in a sealed

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Adept/ Samsung                                                           Page 32

package to Samsung. No additional handling or testing of the controller shall be required.

[GRAPHIC]

Samsung shall consolidate a fully tested robot with the controller system supplied by Adept. Samsung shall advise Adept upon the serial number of the robot to be supplied with each drop ship order.


[GRAPHIC]

Samsung is responsible to supply the complete system, robot and controller, to an Adept approved freight forwarder. Shipment terms shall be FOB Korea.

Summary of Test F1ow:

The test flow assumes the use of Adept controller systems for Bring-up and Test, as this is thought to be the best method to assure customer expectations are satisfied. Adept owned controller systems and software would be provided to Samsung in quantities demanded by the capacity requirements.

[GRAPHIC]

PRE-TEST - A set of tests to be conducted by a technician prior to beginning test operations with the controller system. Pre-Test is the following three manual process steps:


     Hi-Pot & Ground Continuity - Evidence of acceptance is required on each unit.

     Hi-Pot Criteria:

          Test Voltage: 1500 vdc
          Trip Current: <= 5 mA
          Voltage Ramp: 1500 vdc/ 100 msec maximum
             Test Time: 1 second.

     Ground Continuity Criteria:

          Test circuit: 25 Amps AC
       Trip Resistance: 0.1 ohm
             Test Time: 6 second.

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Adept / Samsung                                                          Page 33


     Motor Resistance Check - Validate proper system resistance and connection.

     Connect to Controller System - Confirm controller configuration and connections.

[GRAPHIC]

BRING-UP - This series of operations sets model specific and unit specific information about the robot. Such information will be stored offline or in the Robot Signature Card, (RSC), if this component is included in the robot system design. Each process step is automated using Adept test software (Autotest). Process steps, data collection and test results are maintained by software and stored to disc.

     Initialize RSC - Set robot model defaults into the Robot Signature Card and specific unit information, such as serial number.

     Rough Calibration - Determine and store initial calibration zeros.

     Fine  Calibration - Measure and correct for mechanical  offsets and errors.
     Determine  and  store  final  calibration  zeros.   (Technician  assistance
     required.)


     TEST - This series of process steps is automated through Adept test software




[GRAPHIC]



(Autotest). Software conducts all robot tests, maintains data collection, and determines pass or fail. All information is stored to disc and can be reviewed by the technician if troubleshooting is required.

NOTE: This section is preliminary. This section is modeled after Adept standard testing procedures for assembly robots. Changes to the testing shall be


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Adept / Samsung                                                          Page 34

added as required in order to assure the performance and quality of the product.

Cold Joint Friction - Measurement of internal drive friction for each robot axis when the robot is cold. Assures that all mechanisms fall into a known range. Failure could affect servo tuning and robot performance.

Joint Limits - Verification that there are no physical or system restrictions to reaching all operating envelop limits.

Gain Margin - Verification of servo system stability.

Joint Performance - Measurement of robot cycle time performance. Testing is conducted in Burst (maximum performance) and Sustained (best performance within continuous operating limits).

Exercise - Twelve hours of continuous robot operations at sustained operating limits. Robot must operate without fault.

Hot Joint Friction - Measurement of internal drive friction for each robot joint when the robot is at operating temperature. Assures that all mechanisms fall into a known range. Failure could affect servo tuning and robot performance.

Nulling - Verification that mechanism will completely settle to a stable location. (Similar to Pose Stabilization Time).

Repeatability - Unidirectional Pose Repeatability

Exercise - One hour of continuous robot operations at sustained operating limits. Robot must operate without fault.








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